As filed with the Securities and Exchange Commission on June 29, 2015
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________________
ADCARE HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Georgia	31-1332119
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1145 Hembree Road
Roswell, Georgia 30076
(678) 869-5116
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William McBride, III
Chairman and Chief Executive Officer
AdCare Health Systems, Inc.
1145 Hembree Road
Roswell, Georgia 30076
(678) 869-5116
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lori A. Gelchion, Esq.
Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street, N.E.
Atlanta, Georgia 30303
(404) 522-4700

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement is declared effective.
________________________________________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                 Accelerated filer ☐

Non-accelerated filer ☐             Smaller reporting company ☒
(Do not check if a smaller reporting company)

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock of Registrant, no par value per share	1,811,765	$3.48	$6,304,942.20	$732.63

(1)
Represents shares of the Registrant’s common stock which are issuable upon conversion of an aggregate principal amount of $7,700,000 of the Registrant’s 10% Convertible Subordinated Notes Due April 30, 2017 (the “2017 Notes”) held by the selling shareholders named in the prospectus contained herein and any supplements thereto. In addition to the shares of the Registrant’s common stock set forth in the table above, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is registering an indeterminate number of shares of the Registrant’s common stock issuable upon conversion of the 2017 Notes in connection with stock splits, stock dividends, recapitalizations or similar events. No additional registration fee has been paid for such shares of the Registrant’s common stock.

(2)
Estimated solely for the purposes of calculating the registration fee pursuant to Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant’s common stock on June 25, 2015, as reported by the NYSE MKT.

_______________________________
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, AS AMENDED, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities pursuant to this prospectus until the registration statement of AdCare Health Systems, Inc. filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 29, 2015
PRELIMINARY PROSPECTUS

1,811,765 SHARES OF COMMON STOCK
OF
ADCARE HEALTH SYSTEMS, INC
This prospectus relates to the resale, from time to time, of up to 1,811,765 shares of common stock, no par value per share, by the selling shareholders identified in this prospectus under “Selling Shareholders.” We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares by the selling shareholders. The selling shareholders will bear all commissions and discounts, if any, attributable to the sale of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares.
The selling shareholders may sell the shares of common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the selling shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.
The common stock is traded on the NYSE MKT under the symbol “ADK.” On June 26, 2015, the last reported sale of the common stock on the NYSE MKT was $3.50 per share.
You should read carefully both this prospectus and any prospectus supplement together with the additional information described in this prospectus under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is .

_______________________________
You should rely only on the information contained or incorporated by reference into this prospectus and in any applicable prospectus supplement. We have not authorized any other person to provide you with different information. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of the date such information is presented. Our business, financial condition, results of operations and financial condition may have subsequently changed. You should also read this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”
This prospectus may be supplemented from time to time to add, update or change the information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be found on the Internet website maintained by the Securities and Exchange Commission (the “SEC”) or at the SEC’s offices as further discussed under “Where You Can Find More Information.”
_______________________________
Except as otherwise indicated or unless the context requires, as used in this prospectus, references to “AdCare,” “we,” “us” and “our” refer to AdCare Health Systems, Inc., a Georgia corporation, and its consolidated subsidiaries.

                        i

PROSPECTUS SUMMARY
This summary highlights certain information contained elsewhere in this prospectus or in the documents incorporated by reference into this prospectus. It may not contain all of the information that is important to you or that you should consider before investing in our securities. Before making an investment decision, you should read this entire prospectus carefully, including “Risk Factors” and the documents incorporated by reference into this prospectus, which are described under “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”
THE COMPANY
Overview
We are a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term healthcare through facility lease and sub-lease transactions. We currently own, lease or manage for third parties 40 facilities, primarily in the Southeast. Our facilities provide a range of health care services to patients and residents, including, but not limited to, skilled nursing and assisted living services, social services, various therapy services and other rehabilitative and healthcare services for both long-term residents and short-stay patients.
In July 2014, our Board of Directors approved and begun to implement a strategic plan to transition AdCare to a healthcare property holding and leasing company. Through a series of leasing and subleasing transactions, we are in the process of transitioning to third parties the operations of our currently owned and operated healthcare facilities, which are principally skilled nursing facilities. In furtherance of this strategic plan, we are now focused on the ownership, acquisition and leasing of healthcare related properties and are evolving into a self-managed healthcare real estate investment company.
The Transition to a Facilities Holding Company
We are effecting our transition from an owner and operator of healthcare properties to lessor and sublessor of healthcare properties through a series of leasing and subleasing transactions. Specifically, we are in the process of:

•	Leasing to third-party operators the healthcare properties which we currently own and operate;

•	Subleasing to third-party operators the healthcare properties which we do not own but currently lease and operate; and

•	Continuing in effect management agreements to manage two skilled nursing facilities and one independent living facility.

Upon the completion of the transition, AdCare will take on the characteristics and general structure of a real estate investment trust.
We are seeking to lease our currently-owned healthcare properties, and sublease our currently-leased healthcare properties, on a triple net basis, meaning that the lessee (i.e., the new third-party operator of the property) is obligated under the lease or sublease, as applicable, for all liabilities of the property in respect to insurance, taxes and facility maintenance, as well as the lease or sublease payments, as applicable. These leases typically have ten-year terms with renewal options and annual escalation clauses.
Corporate Information
Our principal executive offices are located at 1145 Hembree Road, Roswell, Georgia 30076, and our telephone number is (678) 869-5116. We maintain an Internet website at www.adcarehealth.com. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this supplement, and you should not consider the contents of our website in making an investment decision with respect to our securities.

PRIVATE PLACEMENT OF 2017 NOTES
On March 31, 2015 and April 30, 2015, we issued in a private placement transaction to accredited investors $1,685,000 and $6,015,000, respectively, in principal amount of our 10% Convertible Subordinated Notes Due April 30, 2017 (the “2017 Notes”). The 2017 Notes mature on April 30, 2017 and are unsecured and subordinated in right of payment to our existing and future senior indebtedness.
The 2017 Notes are convertible at the option of the holder into shares of common stock at an initial conversion price equal to $4.25 per share. If, prior to September 30, 2015, we issue or sell any shares of common stock or common stock equivalents (excluding certain excluded securities, as defined in the 2017 Notes) for a consideration per share (the “New Issuance Price”) less than the conversion price then in effect immediately prior to such issuance or sale, then immediately after such issuance or sale the conversion price then in effect shall be reduced to an amount equal to the New Issuance Price (an “Adjustment for Dilutive Issuances”). Notwithstanding the foregoing: (i) no Adjustment for Dilutive Issuances shall be effected to the extent it would cause the number of shares of common stock issued, plus the number of shares of common stock issuable, in respect of all 2017 Notes in the aggregate to exceed 3,850,405 shares of common stock; and (ii) 2017 Notes which are beneficially owned by our officers or directors are not subject to any Adjustment for Dilutive Issuances. In addition, the conversion price of all 2017 Notes will be subject to adjustment for any subdivision (by stock dividend, stock split or similar corporation action) or combination (by reverse stock split or similar corporate action) of the common stock.
We may prepay at any time, without penalty, upon 60 days prior notice, any portion of the outstanding principal amount and accrued and unpaid interest thereon with respect to any 2017 Note; provided, however, that: (i) the shares of common stock issuable upon conversion of any 2017 Note which is to be so prepaid must be: (a) registered for resale under the Securities Act of 1933, as amended (the “Securities Act”); or (b) otherwise sellable under Rule 144 of the Securities Act without volume limitations thereunder; (ii) at any time after the issue date of such 2017 Note, the volume-weighted average price of the common stock for ten consecutive trading days has equaled or exceeded 125% of the then-current conversion price; and (iii) such prepayment may not be effected prior to March 31, 2016.
The holders holding a majority of the outstanding principal amount with respect to all the 2017 Notes may require us to redeem all or any portion of the 2017 Notes upon a change of control (as defined in the 2017 Notes) for a redemption price equal to the outstanding principal amount to be redeemed plus all accrued and unpaid interest thereon. In addition, upon a change of control, we may redeem all or any portion of the 2017 Notes for a redemption price equal to the outstanding principal amount to be redeemed plus all accrued and unpaid interest thereon.
During the existence and continuance of an event of default under a 2017 Note, the outstanding principal amount of such 2017 Note shall incur interest at a rate of 14% per annum, and the holder of such 2017 Note may require us to redeem all or any portion of such 2017 Note at a redemption price in cash equal to the outstanding principal amount to be redeemed plus all accrued and unpaid interest thereon. An “event of default,” with respect to a 2017 Note includes: (i) our failure to pay to the holder of such 2017 Note any amount of principal or interest by the 7th business day following the date when due under such 2017 Note; and (ii) specific events of bankruptcy, insolvency, reorganization or liquidation.
On March 31, 2015, we also entered into a Registration Rights Agreement with the investors pursuant to which we agreed to file the registration statement of which this prospectus forms a part and to use our best efforts to cause such registration statement to become effective as soon as practicable after filing.

THE OFFERING

Common stock offered by us	None
Common stock offered by selling shareholders	1,811,765 shares (1)
Common stock outstanding as of June 25, 2015	19,820,533 shares (2)
Common stock outstanding immediately after the offering	21,632,298 shares (2)(3)
Use of Proceeds	We will not receive any proceeds from the resale by the selling shareholders of the common stock offered by this prospectus.
Risk Factors
An investment in our securities involves a high degree of risk and could result in a complete loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors identified in this prospectus under “Risk Factors” beginning on page 4.

NYSE MKT Symbol	The common stock is traded on the NYSE MKT under the symbol “ADK.”

(1)	The shares of the common stock registered hereunder consist of shares of common stock issuable upon conversion of the 2017 Notes, based on a conversion price of $4.25 per share.

(2)
Excludes: (i) 784,172 shares of common stock issuable upon exercise of outstanding options, at a current weighted-average exercise price of $5.10 per share of common stock; (ii) 2,530,867 shares of common stock issuable upon exercise of outstanding warrants, at a current weighted-average exercise price of $3.48 per share of common stock; (iii) 1,889,169 shares of common stock issuable upon conversion of our 8% Subordinated Convertible Notes Due July 31, 2015, which have a current conversion price of $3.97 per share; and (iv) 443,923 shares of the common stock reserved for issuance under our existing equity incentive plans.

(3)    Assumes the conversion of all of the 2017 Notes at a conversion price of $4.25 per share.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference into this prospectus, including the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2014 and our subsequently filed Quarterly Reports on Form 10-Q. The risks and uncertainties described in this prospectus and the documents incorporated by reference into this prospectus are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, results of operations or financial condition. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference into this prospectus actually occurs, then our business, results of operations and financial condition could be adversely affected in a material way. This could cause the market price of the common stock to decline, perhaps significantly, and you may lose part or all of your investment.
Additional Risks Related to the Offering
The price of the common stock has fluctuated, and a number of factors may cause the price of the common stock to decline.
The market price of our stock has fluctuated and could fluctuate significantly in the future as a result of various factors and events, many of which are beyond our control. These factors may include:

•	Variations in our operating results;

•	Changes in our financial condition, performance and prospects;

•	Changes in general economic and market conditions;

•	The departure of any of our key executive officers and directors;

•	Announcements by us or our competitors of significant acquisitions, strategic partnerships, or transactions;

•	Press releases or negative publicity relating to us or our competitors or relating to trends in health care;

•	Government action or regulation, including changes in federal, state, and local health-care regulations to which we or our tenants are subject;

•	The level and quality of securities analysts’ coverage for the common stock;

•	Changes in financial estimates or recommendations by securities analysts with respect to us or our competitors; and

•	Future sales of our common stock.
Furthermore, the stock market in recent years has experienced sweeping price and volume fluctuations that often have been unrelated to the operating performance of affected companies. These market fluctuations may also cause the price of the common stock to decline.
In the event of fluctuations in the price of the common stock, shareholders may be unable to resell shares of the common stock at or above the price at which they purchased such shares. Additionally, due to fluctuations in the price of the common stock, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on past results as an indication of future performance.
Sales of a significant number of shares of the common stock in the public markets, or the perception that such sales could occur, could depress the market price of the common stock and impair our ability to raise capital.
Sales of a substantial number of shares of the common stock or other equity-related securities in the public markets, including the issuance of the common stock upon exercise of options or warrants or upon conversion of convertible notes, could depress the market price of the common stock. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

We could be prevented from paying dividends on the common stock.
We are a holding company, and we have no significant operations. We rely primarily on dividends and other distributions from our subsidiaries to us so we may, among other things, pay dividends on the common stock, if and to the extent declared by our Board of Directors. The ability of our subsidiaries to pay dividends and other distributions to us depends on their earnings and is restricted by the terms of certain agreements governing their indebtedness. If our subsidiaries are in default under such agreements, then they may not pay dividends or other distributions to us.
In addition, no cash dividends may be declared or paid on the common stock unless full cumulative dividends on our Series A Preferred Stock have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, for all past dividend periods. Furthermore, we may only pay dividends on the common stock if we have funds legally available for the payment of dividends and such payment is not restricted or prohibited by law, the terms of any other shares with higher priority with respect to dividends or any documents governing our indebtedness. Certain of our current mortgage loans prohibit the payment of dividends by us unless specified requirements are met, including obtaining the approval of the lender in certain circumstances. There is no assurance that we will meet all such requirements. As such, we could become unable, on a temporary or permanent basis, to pay dividends on the common stock. In addition, future debt, contractual covenants or arrangements we or our subsidiaries enter into may restrict or prevent future dividend payments. Accordingly, there is no guarantee that we will be able to pay any cash dividends on the common stock.
The payment of any future dividends on the common stock will be at the discretion of our Board of Directors and will depend, among other things, the earnings and results of operations of our subsidiaries, their ability to pay dividends and other distributions to us under agreements governing their indebtedness, our financial condition and capital requirements, any debt service requirements and any other factors our Board of Directors deems relevant.
Takeover defense provisions may adversely affect the market price of the common stock.
Various provisions of Georgia corporation law and of our corporate governance documents may inhibit changes in control not approved by our Board of Directors and may have the effect of depriving our investors of an opportunity to receive a premium over the prevailing market price of the common stock in the event of an attempted hostile takeover. In addition, the existence of these provisions may adversely affect the market price of the common stock. These provisions include:

•	A requirement that special meetings of shareholders be called by our Board of Directors, the Chairman, the President, or the holders of shares with voting power of at least 25%;

•	A classified Board of Directors;

•	A requirement that directors may only be removed for cause and then only by an affirmative vote of at least a majority of all votes entitled to be cast in the election of such directors;

•	Advance notice requirements for shareholder proposals and nominations; and

•	Availability of “blank check” preferred stock.

Furthermore, we have elected to be governed by the “business combination” and “fair price” provisions of the Georgia Business Corporation Code (the “GBCC”) that could be viewed as having the effect of discouraging an attempt to take control of us. The business combination provisions would prohibit us from engaging in various business combination transactions with any interested shareholder for a period of five years after the date of the transaction in which the person became an interested shareholder unless certain designated conditions are met. The fair price provision generally restricts us from entering into certain Business Combinations (as defined in the GBCC) with an interested shareholder unless the transaction is unanimously approved by the continuing directors who must constitute at least three members of our Board of Directors at the time of such approval; or the transaction is recommended by at least two-thirds of the continuing directors and approved by a majority of the shareholders excluding the interested shareholder.

Our Board of Directors can use these and other provisions to prevent, delay or discourage a change in control of AdCare or a change in our management. Any such delay or prevention of a change in control or management could deter potential acquirers or prevent the completion of a takeover transaction pursuant to which our shareholders could receive a substantial premium over the current market price of the common stock, which in turn may limit the price investors might be willing to pay for the common stock.

FORWARD-LOOKING STATEMENTS
This prospectus, including the information we incorporate by reference herein and therein, contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created in Section 21E thereof. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. These forward-looking statements can generally be identified by the use of words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “predicts,” “potential,” the negative of these words or similar expressions. Statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

•
Our ability to lease our healthcare properties on favorable terms and to otherwise transition successfully from an owner/operator of healthcare properties to a healthcare property holding and leasing company;

•	The significant amount of our indebtedness, our ability to service our indebtedness and our ability to refinance our indebtedness on favorable terms;

•	Covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms;

•	Our ability to raise capital through equity and debt financings;

•	The availability and cost of capital;

•	Increases in market interest rates;

•	Our dependence on the operating success of our tenants;

•	The effect of increasing healthcare regulation and enforcement on us and our tenants and the dependence by us and our tenants on reimbursement from governmental and other third-party payors;

•	The impact of litigation and rising insurance costs on our business and that of our tenants;

•	The effect of our tenants declaring bankruptcy or becoming insolvent;

•	Our ability to find replacement tenants as needed;

•	The impact of required regulatory approvals of transfers of healthcare properties;

•	Our ability to successfully engage in strategic acquisitions;

•	Competition in the acquisition and ownership of healthcare properties;

•	The relatively illiquid nature of real estate investments;

•	The loss of key management personnel or other employees;

•	Uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities;

•	Fluctuations in the market price of the common stock; and

•	The risks related to our continued listing of the common stock on the NYSE MKT.

These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Any forward-looking statement in this prospectus reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Discussions containing these forward-looking statements are also contained in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, and contained in our Current Reports on Form 8-K, as well as any amendments we make to those filings with the SEC, which reports and amendments are incorporated by reference into this prospectus.

SELLING SHAREHOLDERS
The selling shareholders may use this prospectus for the resale of the shares of the common stock being offered by this prospectus for their accounts, although no selling shareholder is obligated to sell any such shares. The following table sets forth certain information regarding the selling shareholders and the shares of the common stock beneficially owned by them, which information was provided to us by the selling shareholders as of June 25, 2015. Each of the selling shareholders has represented to us that the 2017 Notes purchased by such selling shareholder were purchased in the ordinary course of business and that, at the time of such purchase, such selling shareholder did not have any agreement or understanding, directly or indirectly, with any person to distribute the 2017 Notes or any shares of the common stock issuable upon conversion thereof. We are not able to estimate the number of shares of the common stock that will be held by the selling shareholders after the completion of the offering because the selling shareholders may offer all, some, or none of the shares and because, to our knowledge, there currently are no agreements, arrangements or understandings with respect to the sale of any such shares. See “Plan of Distribution.”

Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to the Offering (1)(2)(3)	Number of Shares Being Offered(2)(3)(4)	Shares of Common Stock Beneficially Owned After the Offering (1)(3)(5)(6)
			Number	Percent
Bathgate, Margaret(7)	92,366(8)	47,059	45,307	*
Bodnar, John Michael	32,029(9)	23,529	8,500	*
Bride, Francis	124,692(10)	70,588	54,104	*
Buggay, David	118,200(11)	23,529	94,671	*
Copeland, Camille	11,765	11,765	0	—
DiCristina III, Frank H.	204,765(12)	11,765	193,000	*
Donnelly, Michael E.(13)	33,569(14)	23,529	10,040	*
Doucet, Chris L.	134,790(15)	18,824	75,966	*
Doucet, Esther	49,706(16)	9,412	5,000	*
Doucet, Suzette	134,790(17)	11,765	75,966	*
Ducote, David	97,251(18)	70,588	26,663	*
Ducote, Wayne	64,706	64,706	0	—
Fisher, Kim(19)	108,393(20)	94,118	14,275	*
Fisher, William	392,301(21)	169,412	58,183	*
Kruljac, Jon B.(22)	8,518	8,518	0	—
Michael G. Hamner Trust I(23)	52,804(24)	29,412	23,392	*
Michael G. Hamner Trust II(25)	35,238(26)	29,412	5,826	*
Moreland, William D.	881,056(27)	117,647	763,409	3.9%
Park City Capital Offshore Master, Ltd.(28)	985,294(29)	235,294	750,000	3.8%
Pinhook Foundation, Inc.(30)	139,889(31)	111,765	28,124	*
Rhine, David	45,529(32)	23,529	22,000	*
Rhine, Gary	15,882(33)	5,882	10,000	*
Rhine, Zvi	69,412(34)	29,412	40,000	*
Sabra Investments, LP(35)	364,706(36)	64,706	300,000	1.5%
Schindler, Judith A.	47,059	47,059	0	—
Shelton, Jill(37)	89,148(38)	70,588	18,560	*
Siegel, Peter L.(39)	70,894(40)	20,894	50,000	*
Soeur et Frere L.L.C.(41)	46,523(42)	35,294	11,229	*
Southwest Securities, Inc. FBO Christopher Doucet IRA(43)	53,557(44)	28,235	25,322	*
Southwest Securities, Inc. FBO David S. Buggay IRA(45)	84,359(46)	58,824	25,535	*
Southwest Securities, Inc. FBO Jerry Jay Moon(47)	19,112(48)	12,941	6,171	*
Southwest Securities, Inc. FBO of John Elstrott SEP IRA(49)	73,753(50)	70,588	3,165	*
Southwest Securities, Inc. FBO Maryann Jean Moon(51)	11,877(52)	8,235	3,642	*
Southwest Securities, Inc. FBO Michael Hamner IRA(53)	23,529	23,529	0	—
Southwest Securities, Inc. FBO of Patty Sue Elstrott IRA(54)	35,294	35,294	0	—
Southwest Securities, Inc. FBO Roland J. Doucet IRA(55)	37,794(56)	35,294	2,500	*
U.S. Bank as Custodian FBO Michael S. Barish IRA Rollover(57)	79,824(58)	58,824	21,000	*

*    Represents less than 1% of the issued and outstanding shares of common stock as of June 25, 2015.

(1)
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a selling shareholder is deemed to have beneficial ownership of any shares of common stock that such selling shareholder has the right to acquire within 60 days of June 25, 2015.

(2)
Unless otherwise indicated, the number of shares of common stock beneficially owned by the selling shareholders prior to the offering and the number of shares of common stock being offered by this prospectus for the account of the selling shareholders represent shares of common stock issuable upon conversion of the 2017 Notes.

(3)
Shares of common stock are beneficially owned directly by the selling shareholder, unless otherwise indicated. Under the terms of the 2017 Notes, a selling shareholder holding any such notes may not convert such notes to the extent such conversion would cause such selling shareholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.9% (or 9.9% upon the election of the holder) of our then outstanding shares of common stock following such conversion, excluding for purposes of such determination the number of shares of common stock issuable upon: (i) conversion of such notes which have not been converted; and (ii) exercise or conversion of the unexercised or unconverted portion of any other of our securities subject to an analogous limitation on conversion or exercise. The number of shares of common stock beneficially owned by the selling shareholders prior to the offering and after the offering does not reflect this limitation on conversion.

(4)
Because the conversion price of the 2017 Notes may be adjusted, the number of shares that will actually be issued upon conversion of the 2017 Notes may be more than the number of shares being offered by this prospectus.

(5)
Based upon 19,820,533 shares of common stock outstanding as of June 25, 2015. For the purposes of computing the percentage of outstanding shares of common stock held by the selling shareholders, any shares which any selling shareholder has the right to acquire within 60 days of June 25, 2015, are deemed to be outstanding.

(6)	Assumes that all shares of common stock being offered and registered hereunder are sold, although the selling shareholders are not obligated to sell any such shares.

(7)
Ms. Bathgate is an affiliate of GVC Capital LLC, a registered broker-dealer and a selected dealer in the offer and sale of the 2017 Notes. Ms. Bathgate has represented to us that she received a 2017 Note (which is convertible into the shares of common stock registered hereby for her account) in the ordinary course of business, and at the time of such receipt, she had no agreements or understandings, directly or indirectly, with any person to distribute such shares.

(8)
Represents: (i) 47,059 shares of common stock issuable upon conversion of a 2017 Note; (ii) 35,000 shares of common stock; and (iii) 10,307 shares of common stock issuable upon exercise of a warrant held by her spouse with an exercise price of $4.50 per share.

(9)	Represents: (i) 23,529 shares of common stock issuable upon conversion of a 2017 Note; and (ii) 8,500 shares of common stock.

(10)	Represents: (i) 70,588 shares of common stock issuable upon conversion of a 2017 Note; and (ii) 54,104 shares of common stock.

(11)
Represents: (i) 23,529 shares of common stock issuable upon conversion of a 2017 Note; (ii) 10,312 shares of common stock; (iii) 25,535 shares of common stock issued in the name of Southwest Securities, Inc. Cust FBO David Buggay IRA; and (iv) 58,824 shares of common stock issuable upon conversion of a 2017 Note issued in the name of Southwest Securities, Inc. Cust FBO David Buggay IRA.

(12)	Represents: (i) 11,765 shares of common stock issuable upon conversion of a 2017 Note; and (ii) 193,000 shares of common stock.

(13)
Mr. Donnelly is an affiliate of GVC Capital LLC, a registered broker-dealer and a selected dealer in the offer and sale of the 2017 Notes. Mr. Donnelly has represented to us that he received a 2017 Note (which is convertible into the shares of common stock registered hereby for his account) in the ordinary course of business, and at the time of such receipt, he had no agreements or understandings, directly or indirectly, with any person to distribute such shares.

(14)
Represents: (i) 10,040 shares of common stock issuable upon exercise of a warrant with an exercise price of $4.50 per share; and (ii) 23,529 shares of common stock issuable upon conversion of a 2017 Note.

(15)
Represents: (i) 18,824 shares of common stock issuable upon conversion of a 2017 Note; (ii) 25,322 shares of common stock; (iii) 11,765 shares of common stock issuable upon conversion of a 2017 Note held by his spouse, Suzette Doucet; (iv) 25,322 shares of common stock owned by his spouse, Suzette Doucet; (v) 28,235 shares of common stock issuable upon conversion of a 2017 Note issued in the name of Southwest Securities, Inc. Cust FBO Chris Doucet IRA; and (vi) 25,322 shares of common stock issued in the name of Southwest Securities, Inc. Cust FBO Chris Doucet IRA.

(16)
Represents: (i) 9,412 shares of common stock issuable upon conversion of a 2017 Note; and (ii) 2,500 shares of common stock; (iii) 35,294 shares of common stock issuable upon conversion of a 2017 Note issued in the name of Southwest Securities, Inc. Cust FBO Roland J. Doucet IRA; and (iv) 2,500 shares of common stock issued in the name of Southwest Securities, Inc. Cust FBO Roland J. Doucet IRA.

(17)
Represents: (i) 11,765 shares of common stock issuable upon conversion of a 2017 Note; (ii) 25,322 shares of common stock; (iii) 18,824 shares of common stock issuable upon conversion of a 2017 Note held by her spouse, Chris Doucet; (iv) 25,322 shares of common stock owned by her spouse, Chris Doucet; (v) 28,235 shares of common stock issuable upon conversion of a 2017 Note issued in the name of Southwest Securities, Inc. Cust FBO Chris Doucet IRA; and (vi) 25,322 shares of common stock issued in the name of Southwest Securities, Inc. Cust FBO Chris Doucet IRA.

(18)	Represents: (i) 70,588 shares of common stock issuable upon conversion of 2017 Notes; and (ii) 26,663 shares of common stock.

(19)
William Fisher, the father of Kim Fisher, has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Ms. Fisher. Mr. Fisher is also a selling shareholder for his own account.

(20)	Represents: (i) 94,118 shares of common stock issuable upon conversion of 2017 Notes; and (ii) 14,275 shares of common stock.

(21)
Represents: (i) 169,412 shares of common stock issuable upon conversion of a 2017 Note; and (ii) 25,348 shares of common stock; (iii) 94,118 shares of common stock issuable upon conversion of 2017 Notes held by his daughter, Kim Fisher; (iv) 14,275 shares of common stock held by his daughter, Kim Fisher; (v) 70,588 shares of common stock issuable upon conversion of 2017 Notes held by his daughter, Jill Shelton; and (vi) 18,560 shares of common stock held by his daughter, Jill Shelton.

(22)
Mr. Kruljac is an affiliate of G. Select Securities, LLC, a registered broker-dealer. Mr. Kruljac has represented to us that he received a 2017 Note (which is convertible into the shares of common stock registered hereby for his account) in the ordinary course of business, and at the time of such receipt, he had no agreements or understandings, directly or indirectly, with any person to distribute such shares.

(23)	Michael G. Hamner has voting and investment control with respect to the shares of common stock registered hereby for the account of Michael G. Hamner Trust I.

(24)	Represents: (i) 29,412 shares of common stock issuable upon conversion of a 2017 Note; and (ii) 23,392 shares of common stock.

(25)
Camille Copeland has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Michael G. Hamner Trust II. Ms. Copeland is also a selling shareholder for her own account.

(26)	Represents: (i) 29,412 shares of common stock issuable upon conversion of a 2017 Note; and (ii) 5,826 shares of common stock.

(27)	Represents: (i) 763,409 shares of common stock; and (ii) 117,647 shares of common stock issuable upon conversion of a 2017 Note.

(28)
Michael J. Fox has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Park City Capital Offshore Master, Ltd. Michael J. Fox is the Lead Director of our Board of Directors. Mr. Fox may be deemed to be an “affiliate” of AdCare as such term is defined in Rule 405 of the Securities Act.

(29)	Represents: (i) 235,294 shares of common stock issuable upon conversion of a 2017 Note; and (ii) 750,000 shares of common stock.

(30)	Michael G. Hamner has voting and investment control with respect to the shares of common stock registered hereby for the account of Pinhook Foundation, Inc.

(31)	Represents: (i) 111,765 shares of common stock issuable upon conversion of a 2017 Note; and (ii) 28,124 shares of common stock.

(32)	Represents: (i) 23,529 shares of common stock issuable upon conversion of 2017 Note; and (ii) 22,000 shares of common stock.

(33)	Represents: (i) 5,882 shares of common stock issuable upon conversion of 2017 Note; and (ii) 10,000 shares of common stock.

(34)	Represents: (i) 29,412 shares of common stock issuable upon conversion of 2017 Note; (ii) 40,000 shares of common stock.

(35)
Sabra Investments, LP is managed by Sabra Capital Partners LLC. Zvi Rhine has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Sabra Investments, LP.

(36)	Represents: (i) 64,706 shares of common stock issuable upon conversion of 2017 Notes; and (ii) 300,000 shares of common stock.

(37)
William Fisher, the father of Jill Shelton, has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Ms. Shelton. Mr. Fisher is also a selling shareholder for his own account.

(38)	Represents: (i) 70,588 shares of common stock issuable upon conversion of 2017 Notes; and (ii) 18,560 shares of common stock.

(39)
Peter L. Siegel is an affiliate of Morgan Stanley, a registered broker-dealer. Mr. Siegel has represented to us that he received a 2017 Note (which is convertible into the shares of common stock registered hereby for his account) in the ordinary course of business, and at the time of such receipt, he had no agreements or understandings, directly or indirectly, with any person to distribute such shares.

(40)	Represents: (i) 20,894 shares of common stock issuable upon conversion of a 2017 Note; and (ii) 50,000 shares of common stock.

(41)	Suzette Doucet has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Souer et Frere L.L.C.

(42)	Represents: (i) 35,294 shares of common stock issuable upon conversion of a 2017 Note; and (ii) 11,229 shares of common stock.

(43)
Chris Doucet has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Southwest Securities, Inc. FBO Christopher Doucet IRA. Mr. Doucet is also a selling shareholder for his own account.

(44)	Represents: (i) 28,235 shares of common stock issuable upon conversion of a 2017 Note; and (ii) 25,322 shares of common stock.

(45)
David S. Buggay has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Southwest Securities, Inc. FBO David S. Buggay IRA. Mr. Buggay is also a selling shareholder for his own account.

(46)	Represents: (i) 58,824 shares of common stock issuable upon conversion of a 2017 Note; and (ii) 25,535 shares of common stock.

(47)	Jerry Jay Moon has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Southwest Securities, Inc. FBO Jerry Jay Moon.

(48)	Represents: (i) 12,941 shares of common stock issuable upon conversion of a 2017 Note; and (ii) 6,171 shares of common stock.

(49)	John Elstrott has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Southwest Securities, Inc. FBO of John Elstrott SEP IRA.

(50)	Represents: (i) 70,588 shares of common stock issuable upon conversion of a 2017 Note; and (ii) 3,165 shares of common stock.

(51)	Maryann Jean Moon has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Southwest Securities, Inc. FBO Maryann Jean Moon.

(52)	Represents: (i) 8,235 shares of common stock issuable upon conversion of a 2017 Note; and (ii) 3,642 shares of common stock.

(53)	Michael G. Hamner has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Southwest Securities, Inc. FBO of Michael Hamner IRA.

(54)	Patty Sue Elstrott has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Southwest Securities, Inc. FBO of Patty Sue Elstrott IRA.

(55)
Esther Doucet has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Southwest Securities, Inc. FBO Roland J. Doucet IRA. Ms. Doucet is also a selling shareholder for her own account.

(56)	Represents: (i) 35,294 shares of common stock issuable upon conversion of a 2017 Note; and (ii) 2,500 shares of common stock.

(57)	Michael S. Barish has sole voting and investment control with respect to the shares of common stock registered hereby for the account of U.S. Bank as Custodian FBO Michael S. Barish IRA Rollover.

(58)	Represents: (i) 58,824 shares of common stock issuable upon conversion of a 2017 Note; and (ii) 21,000 shares of common stock.

USE OF PROCEEDS
All proceeds from the resale of the shares of the common stock offered by this prospectus will belong to the selling shareholders who offer and sell their shares. We will not receive any proceeds from the resale of the shares of the common stock by the selling shareholders.
PLAN OF DISTRIBUTION
We are registering the common stock issuable to the selling shareholders upon conversion of the 2017 Notes to permit the resale of the common stock by the selling shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the common stock. We will bear all fees and expenses incident to our obligation to register the common stock.
The selling shareholders may sell all or a portion of the common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common stock is sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling shareholders may use any one or more of the following methods when selling the common stock:

•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	An exchange distribution in accordance with the rules of the applicable exchange;

•	Privately negotiated transactions;

•	Settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

•	Broker-dealers may agree with the selling shareholders to sell a specified number of such securities at a stipulated price per share;

•	Through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	A combination of any such methods of sale; and

•	Any other method permitted pursuant to applicable law.

The selling shareholders also may resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. If the selling shareholders effect such transactions by selling common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule IM 2440.
In connection with sales of the common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling shareholders may also sell common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the selling shareholders may deliver the common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling shareholders have been advised that they may not use shares registered on this registration statement to cover short sales of the common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.
The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
To the extent required by the Securities Act and the rules and regulations thereunder, the selling shareholders and any broker-dealer or agents participating in the distribution of the common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities

Act and may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
Each selling shareholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon our notification in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing: (i) the name of each such selling shareholder and of the participating broker-dealer(s); (ii) the number of shares involved; (iii) the price at which such the shares of common stock were sold; (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).
Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling shareholder will sell any or all of the common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.
Each selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the selling shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.
We will pay all expenses of the registration of the common stock pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling shareholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling shareholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement entered into in connection with the sale of the 2017 Notes, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.
LEGAL MATTERS
Rogers & Hardin LLP, Atlanta, Georgia, has passed upon the validity of the shares of the common stock offered by this prospectus.
EXPERTS
The consolidated financial statements of AdCare Health Systems, Inc. as of December 31, 2014 and 2013, and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual reports, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.
We maintain an Internet website at www.adcarehealth.com. All of our reports filed with the SEC (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements) are accessible through the Investor Relations section of our website, free of charge, as soon as reasonably practicable after electronic filing. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.
We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.
We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Our Annual Report on Form 10-K for the year ended December 31, 2014;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•
Our Current Reports on Form 8-K filed with the SEC on January 7, 2015 (Item 5.02 only), January 23, 2015, February 5, 2015, March 3, 2015, March 10, 2015 (Item 8.01 only), March 31, 2015 (Items 5.02 and 8.01 only), April 7, 2015, April 8, 2015 (Item 8.01 only), April 9, 2015, April 13, 2015, April 17, 2015, May 6, 2015, May 28, 2015, May 29, 2015, June 2, 2015 and June 5, 2015; and

•
The description of the common stock contained in the Registration Statement on Form 8-A12B, filed with the SEC on November 7, 2006, including any subsequent amendment or report filed for updating such description, and the Current Report on Form 8-K filed with the SEC on December 18, 2013.

We are also incorporating by reference additional documents we may file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act: (i) after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering, other than any portion of the respective documents that have been furnished, rather than filed, for purposes of the Exchange Act. This additional information is a part of this prospectus from the date of filing for those documents.
The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference in this prospectus will automatically update and supersede this previously-filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference into this prospectus, without charge, by written or oral request directed to AdCare Administrative Services, 1145 Hembree Road, Roswell, Georgia 30076, Attention: Investor Relations, Telephone: (678) 869-5116, or from the SEC through the SEC’s Internet website at the address provided under “Where You Can Find More Information.” Documents incorporated by reference into this prospectus are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 14.    Other Expenses of Issuance and Distribution
The expenses relating to the registration of the securities will be borne by the Registrant. Such expenses (except the SEC registration fee) are estimated to be as follows:

SEC registration fee	$733
Accounting fees and expenses	10,000
Legal fees and expenses	75,000
Miscellaneous	500
Total	$86,233

ITEM 15.    Indemnification of Directors and Officers
Our Articles of Incorporation and Bylaws limit the liability of our officers and directors to the extent currently permitted by the GBCC.
Subsection (a) of Section 14-2-851 of the GBCC provides that a corporation may indemnify an individual who is party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (i) such individual conducted himself or herself in good faith; and (ii) such individual reasonably believed (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation, and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe that such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the GBCC, a court may order a corporation to indemnify a director if such court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify or advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the GBCC but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.
Section 14-2-852 of the GBCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.
Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director. If the officer is not a director (or if the officer is a director but the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer), the corporation may also indemnify and advance expenses to such officer to such further extent as may be provided by the articles of incorporation or the bylaws of the corporation, by a resolution of the board of directors of the corporation, or by contract, except for liability arising out of conduct that constitutes: (1) the appropriation, in violation of their duties, of any business opportunity of the corporation; (2) acts or omissions which involve intentional misconduct or a knowing violation of law; (3) the types of liability set forth in Section 14-2-832 of the GBCC; or (4) receipt of an improper personal benefit. An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 of the GBCC and may apply to a court under Section 14-2-854 of the GBCC for indemnification or advances, in each case to the same extent to which a director may be entitled to indemnification under those provisions. Finally, a corporation may also indemnify an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation or bylaws, by general or specific action by its board of directors or by contract.
Our Bylaws provide that, to the fullest extent permitted by the GBCC, we shall indemnify an individual who is a party to a proceeding because he or she is or was a director or officer of ours, provided that this limitation of liability does not apply to any liability: (i) for any transaction in which the individual appropriated a business opportunity of ours; (ii) for any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) under Section 14-2-832 of the GBCC (governing unlawful distributions to shareholders); or (iv) for any transaction from which the individual derived an improper personal benefit. Furthermore, our Bylaws provide for mandatory advancement of expenses provided that a director or officer provides: (A) a written affirmation of his good faith belief that his conduct does not constitute the kind of behavior with respect to which the Bylaws do not provide indemnification; and (B) his written undertaking to repay any funds advanced if it is ultimately determined that he is not entitled to indemnification under our Bylaws or the GBCC.
ITEM 16.    Exhibits
The agreements included as exhibits to or incorporated by reference into this registration statement are included or incorporated, as applicable, to provide information regarding the terms of these agreements and are not intended to provide any other factual or disclosure information about us, our business or the other parties to these agreements. These agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	Should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	Have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	May apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•	Were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time, and should not be relied upon by investors.

The exhibits required to be filed with this registration statement are set forth on the Exhibit Index, which is incorporated herein by reference.
ITEM 17.    Undertakings
(a)    The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(A)
each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)
If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)    The undersigned Registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of Georgia, on June 29, 2015.

ADCARE HEALTH SYSTEMS, INC.

By: /s/ William McBride, III
William McBride, III
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William McBride, III and Allan J. Rimland, and each of them, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register additional securities in connection with this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ William McBride, III	Chairman and Chief Executive	June 29, 2015
William McBride, III	Officer
(Principal Executive Officer)

/s/ Allan J. Rimland	President and Chief Financial Officer	June 29, 2015
Allan J. Rimland	(Principal Financial and
Accounting Officer)

/s/ Christopher F. Brogdon	Director	June 29, 2015
Christopher F. Brogdon

/s/ Michael J. Fox	Director	June 29, 2015
Michael J. Fox

/s/ Brent Morrison	Director	June 29, 2015
Brent Morrison

/s/ Philip S. Radcliffe	Director	June 29, 2015
Philip S. Radcliffe

/s/ David A. Tenwick	Director	June 29, 2015
David A. Tenwick

Index to Exhibits

Exhibit No.	Description	Method of Filing

3.1	Articles of Incorporation of AdCare Health Systems, Inc., filed with the Secretary of State of the State of Georgia on December 12, 2013.	Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on December 27, 2013.

3.2	Articles of Correction to Articles of Incorporation of AdCare Health Systems, Inc. filed with the Secretary of State of the State of Georgia on December 12, 2013.	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 27, 2013.

3.3	Bylaws of AdCare Health Systems, Inc.	Incorporated by reference from Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed on December 27, 2013.

3.4	Amendment No. 1 to the Bylaws of AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 3.7 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013.

3.5	Articles of Amendment to the Articles of Incorporation of AdCare Health Systems, Inc., as amended, filed with the Secretary of State of the State of Georgia on April 7, 2015.	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 13, 2015.

3.6	Articles of Amendment to the Articles of Incorporation of AdCare Health Systems, Inc., as amended, filed with the Secretary of State of the State of Georgia on May 28, 2015.	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 2, 2015.

4.1	Specimen Common Stock Certificate of AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 18, 2013.

4.2	Form of Registration Rights Agreement, dated March 31, 2015, between AdCare Health Systems, Inc. and the Purchasers signatory thereto.	Incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

4.3	Form of 10% Subordinated Convertible Note Due April 30, 2017, issued by AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

5.1	Opinion of Rogers & Hardin LLP.	Filed herewith.

23.1	Consent of KPMG LLP.	Filed herewith.

23.2	Consent of Rogers & Hardin LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page hereto).	Filed herewith.

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